Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Circuit City Stores, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-86439, 333-43052, 333-109071, 333-105736, 333-115439, 333-119936, 333-126254, and 333-129432) on Form S-8 of Circuit City Stores, Inc. and subsidiaries of our reports dated April 28, 2008, with respect to the consolidated balance sheets of Circuit City Stores, Inc. and subsidiaries as of February 29, 2008 and February 28, 2007, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended February 29, 2008, the related financial statement schedule, and the effectiveness of internal control over financial reporting as of February 29, 2008, which reports appear in the February 29, 2008 annual report on Form 10-K of Circuit City Stores, Inc.

/s/ KPMG LLP

Richmond, Virginia

April 28, 2008